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                                                                     Exhibit 8.1

                   [LETTERHEAD OF DRINKER BIDDLE & REATH LLP]



                                               [__], 2004


SIG Indices, LLLP
401 City Avenue
Bala Cynwyd, PA 19004

Ladies and Gentlemen:

              As counsel to SIG Indices, LLLP (the "Initial Depositor") and special tax counsel to ABC BIGS(SM) Trust I (the "BIGS Trust") in connection with the registration under the Securities Act of 1933 (the "Act") of 10,000,000 ABC BIGS to be issued by the BIGS Trust pursuant to the Prospectus which forms a part of the Registration Statement filed by the Initial Depositor to which this opinion is filed as an exhibit, we hereby confirm to you that the discussions set forth under the heading "United States Federal Income Tax Consequences" therein is our opinion, subject to the limitations set forth therein.

              We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the headings "United States Federal Income Tax Consequences" and "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.


                                                    Very truly yours,